Exhibit (a)(1)(C)
The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. The Depositary or your broker or other financial advisor can assist you in completing this Letter of Transmittal.
LETTER OF TRANSMITTAL
To Deposit Convertible Preferred Shares (the “Preferred Shares”)
of
ACE AVIATION HOLDINGS INC.
On An As Converted Basis
Pursuant to the Offer to Purchase Dated December 6, 2007

THE OFFER WILL BE OPEN FOR ACCEPTANCE
UNTIL 5:00 P.M. (MONTREAL TIME) ON JANUARY 10, 2008,
UNLESS THE OFFER IS EXTENDED, WITHDRAWN OR VARIED.
The Depositary for this Offer is CIBC Mellon Trust Company:
By Mail or Registered Mail
CIBC Mellon Trust Company
P.O. Box 1036, Adelaide Street Postal Station
Toronto, Ontario M5C 2K4
Attention: Corporate Actions Department
Telephone: (416) 643-5500 Toll Free: 1 (800) 387-0825
Email: inquiries@cibcmellon.com
By Hand or Courier

Montreal	Toronto
CIBC Mellon Trust Company	CIBC Mellon Trust Company
2001 University Street	199 Bay Street
Suite 1600	Commerce Court West – Securities Level
Montreal, Québec H3A 2A6	Toronto, Ontario M5L 1G9
Attention: Corporate Actions Department	Attention: Corporate Actions Department
The instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.
This Letter of Transmittal properly completed and duly executed, together with all other required documents, must accompany certificates for the Preferred Shares in the capital of ACE Aviation Holdings Inc. (the “Corporation”) deposited pursuant to the offer to purchase dated December 6, 2007 (together with any amendments, supplement or variations thereto, the “Offer to Purchase”) and must be delivered or sent to and received by the Depositary at one of the addresses set forth above on or prior to the Expiration Date.
The terms and conditions of the Offer to Purchase, and its accompanying Circular are incorporated by reference in this Letter of Transmittal. Capitalized terms used but not defined in this Letter of Transmittal have the meanings ascribed to them in the Offer to Purchase and Circular. Holders of Preferred Shares (the “Shareholders”) should carefully consider the income tax consequences of depositing Preferred Shares under the Offer. Please read carefully the instructions set forth below before completing the Letter of Transmittal.

TO:	ACE AVIATION HOLDINGS INC.
AND TO:	CIBC MELLON TRUST COMPANY, as Depositary
The undersigned delivers to the Corporation the enclosed certificate for Preferred Shares and, subject only to the provisions of the Offer to Purchase regarding withdrawal, irrevocably accepts the Offer (as defined below) for Shares underlying such Preferred Shares upon the terms and conditions contained in the Offer to Purchase and Circular. The following are the details of the enclosed certificate(s):
DESCRIPTION OF PREFERRED SHARES DEPOSITED ON AN AS CONVERTED BASIS
(See Instructions 3 and 4)
Names(s) and Address(es) of Registered Owner(s)
(Please Fill in Exactly as Name(s) Appear(s) on Preferred Share Certificate(s))
Preferred Shares Deposited (Attach signed list if necessary)

	Number of Preferred Shares	Number of Preferred Shares Deposited
Preferred Share Certificate Number(s)	Represented by Certificate	On An As Converted Basis*

Total Preferred Shares Deposited On An As Converted Basis
Indicate in the space below the order (by certificate number) in which Shares underlying the Preferred Share certificates listed above are to be purchased in the event of pro ration (See Instruction 10 in this Letter of Transmittal):**
1st:                     2nd:                     3rd:                     4th:

*	If you desire to deposit fewer than all Preferred Shares evidenced by any Preferred Share certificates listed above, indicate in this column the number of Preferred Shares you wish to deposit. Otherwise, all Preferred Shares evidenced by such share certificates will be considered to have been deposited. See Instruction 4 in this Letter of Transmittal.

**	If you do not designate an order, and in the event of pro ration less than all underlying Shares are purchased, the order of underlying Shares purchased will be selected by the Depositary. See Instruction 10 in this Letter of Transmittal.
Delivery of this instrument to an address other than those shown above does not constitute a valid delivery.
Shareholders who wish to deposit Preferred Shares under the Offer and whose certificate is registered in the name of an investment dealer, stock broker, bank, trust company or other nominee should immediately contact such nominee in order to take the necessary steps to be able to deposit such Preferred Shares under the offer.

     Shareholders whose certificates are not immediately available or who cannot deliver to the Depositary their certificates for Preferred Shares and all other documents which this Letter of Transmittal requires by the Expiration Date (as defined in the Offer to Purchase) may only deposit their Preferred Shares according to the guaranteed delivery procedure set forth under the heading “Procedure for Depositing Shares” of the Offer to Purchase. See Instruction 2 in this Letter of Transmittal.
     In accordance with the terms of the Preferred Shares, the Shareholders will be permitted to participate in the Offer by depositing their Preferred Shares on an as converted basis. Alternatively, Shareholders can also participate in the Offer by converting, to the extent permitted by the terms of the Preferred Shares, all or part of their Preferred Shares sufficiently in advance of the Expiration Date and subsequently depositing the underlying Class A Variable Voting Shares (the “Variable Voting Shares”) or Class B Voting Shares (the “Voting Shares”, and together with the Variable Voting Shares, the “Shares”) in the Offer. Shareholders depositing Preferred Shares on an as converted basis pursuant to this Letter of Transmittal will be deemed to have requested that a sufficient number of such Shareholder’s Preferred Shares be converted, to the extent permitted by the terms of the Preferred Shares, as of the Expiration Date for the number of underlying Variable Voting Shares and Voting Shares to be purchased under the Offer, unless a notice of withdrawal in writing is received by CIBC Mellon Trust Company (the “Depositary”) at the place of deposit of the relevant Preferred Shares by the dates specified under “Withdrawal Rights” of the accompanying Circular. In respect of Preferred Shares that are deposited in the Offer on an as converted basis, the Corporation will return all Preferred Shares in respect of which underlying Shares (that would have been issued upon a conversion (in accordance with the terms of the Preferred Shares) as of the Expiration Date of the Offer) are not purchased under the Offer, including Shares deposited pursuant to Auction Tenders at prices greater than the Purchase Price and Shares not purchased because of pro ration. See “Offer to Purchase – The Offer” of the accompanying Offer to Purchase.
     The undersigned hereby deposits to the Corporation the above-described Preferred Shares on an as converted basis at the price per underlying Share indicated in this Letter of Transmittal or pursuant to a Purchase Price Tender (as defined in the Offer to Purchase), as specified below, payable in cash (subject to applicable withholding taxes, if any) and upon the terms and subject to the conditions set forth in the Offer to Purchase, the accompanying Issuer Bid Circular (the “Circular”), this Letter of Transmittal and the Notice of Guaranteed Delivery (all of which, together, constitute the “Offer”).
     Subject to and effective upon acceptance for purchase of the underlying Shares in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of the Corporation all rights, title and interest in and to all Shares underlying the Preferred Shares deposited on an as converted basis hereby, pursuant to an Auction Tender (as defined in the Offer to Purchase) or pursuant to a Purchase Price Tender, and hereby irrevocably constitutes and appoints the Depositary as attorney-in-fact of the undersigned with respect to such Preferred Shares and Shares underlying such Preferred Shares, with full power of substitution (such power of attorney being an irrevocable power coupled with an interest), to:
(a)	complete the conversion of a sufficient number of Preferred Shares as of the Expiration Date of the Offer for the number of underlying Shares to be purchased under the Offer;

(b)	deliver certificates for the underlying Shares, together with all accompanying evidences of transfer and authenticity, to or upon the order of the Corporation upon receipt by the Depositary, as the undersigned’s agent, of the Purchase Price (as hereinafter defined);

(c)	present certificates for such underlying Shares for cancellation and transfer on the Corporation’s books; and

(d)	receive all benefits and otherwise exercise all rights of beneficial ownership of such underlying Shares, subject to the next paragraph, all in accordance with the terms of the Offer.

The undersigned hereby covenants, represents and warrants that:

(a)	the undersigned has full power and authority to deposit the Preferred Shares, and sell, assign and transfer the underlying Shares;

(b)	when and to the extent the Corporation accepts the underlying Shares for payment, the Corporation will acquire good, marketable, and unencumbered title thereto, free and clear of all hypothecs, liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever, together with all rights and benefits arising therefrom, provided that any dividends or distributions which may be paid, issued, distributed, made or transferred on or in respect of such Shares to Shareholders of record on or prior to the date on which the Shares are taken up and paid for under the Offer shall be for the account of the undersigned;

(c)	on request, the undersigned will execute and deliver any additional documents that the Depositary or the Corporation deems necessary or desirable to complete the conversion of the Preferred Shares deposited under the Offer as of the Expiration Date, and to complete the assignment, transfer, and purchase of the underlying Shares; and

(d)	the undersigned has read and agrees to all of the terms of the Offer to Purchase and this Letter of Transmittal.
     The names and addresses of the registered owners should be printed, if they are not already printed above, as they appear on the certificates representing Preferred Shares deposited hereby. The certificates representing Preferred Shares deposited and the number of Preferred Shares that the undersigned wishes to deposit should all be indicated in the appropriate boxes. If the deposit is being made pursuant to an Auction Tender, the purchase price for underlying Shares should be indicated in Box B – “Auction Tender”.
     The undersigned understands that he or she must indicate whether the Preferred Shares are being deposited pursuant to an Auction Tender or a Purchase Price tender by completing Box A –“Type of Tender”.
     All Preferred Shares deposited by a Shareholder and which have not been withdrawn, who fails to specify any Auction Tender Price for the underlying Shares or fails to indicate that he has deposited its Preferred Shares pursuant to the Purchase Price Tender will be deemed to have deposited its Preferred Shares pursuant to the Purchase Price Tender.
     The undersigned understands that the Corporation will, upon the terms and subject to the conditions of the Offer, determine a single price per Share (not less than Cdn$27.70 per Share or more than Cdn$30.00 per Share) (the “Purchase Price”) that it will pay for the Shares underlying the Preferred Shares validly deposited and not withdrawn pursuant to the Offer, taking into account the number of Preferred Shares deposited pursuant to Auction Tenders and Purchase Price Tenders, the prices specified by shareholders making Auction Tenders, and the price at which Shares underlying the Preferred Shares deposited pursuant to Purchase Price Tenders are considered to be deposited. For the purpose of determining the Purchase Price, Shares underlying the Preferred Shares deposited pursuant to Purchase Price Tenders will be considered to have been deposited at Cdn$27.70 per Share (which is the minimum Purchase Price under the Offer). The undersigned understands that the Corporation will select the lowest price that will allow it to purchase the maximum number of deposited Shares having an aggregate purchase price not exceeding Cdn$1,500,000,000 (or such lesser number of Shares as are properly deposited) at a price not less than Cdn$27.70 per Share or more than Cdn$30.00 per Share pursuant to the Offer. If the Purchase Price is determined to be Cdn$27.70 per Share, the minimum purchase price under the Offer, the maximum number of Shares that may be purchased is 54,151,624. The undersigned understands and acknowledges that all Shares (underlying the Preferred Shares properly deposited and not withdrawn pursuant to Auction Tenders at prices per Underlying Share at or below the Purchase Price and pursuant to Purchase Price Tenders) will be purchased at the Purchase Price, payable in cash (subject to applicable withholding taxes, if any), upon the terms and subject to the conditions of the Offer, including the applicable pro ration provisions relating to Shares. In the event that Preferred Shares are deposited, the consideration payable to the Shareholders will be determined on the basis of the number of underlying Variable Voting Shares or Voting Shares that are issued upon the conversion of such Preferred Shares (in accordance with the terms of the Preferred Shares) as of the Expiration Date of the Offer and purchased under the Offer.
     The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Corporation may terminate or amend the Offer or may not be required to purchase any of the Shares or may accept for payment, in accordance with the applicable pro ration provisions relating to the Shares, fewer than all of the Shares underlying the Preferred Shares deposited hereby. The undersigned understands and acknowledges that certificate(s) for any Preferred Shares not deposited or any Preferred Shares in respect of which any underlying Shares are not purchased under the Offer will be returned to the undersigned at the address indicated above, unless otherwise indicated in Box E – “Special Payment Instructions” or Box F – “Special Delivery Instructions”. The undersigned recognizes that the Corporation has no obligation, pursuant to the Special Payment Instructions, to transfer any certificates for Preferred Shares from the name of the registered owner.
     The undersigned understands and acknowledges that the proper deposit of Preferred Shares pursuant to anyone of the procedures described above will constitute a binding agreement between the undersigned and the Corporation, effective as of the Expiration Date, upon the terms and subject to the conditions of the Offer.
     The undersigned understands and acknowledges that payment for underlying Shares accepted for payment pursuant to the Offer will be made by the Corporation by depositing the aggregate Purchase Price for such Shares with the Depositary (by bank transfer or other means satisfactory to the Depositary), which will act as agent for Shareholders who have properly deposited Preferred Shares in acceptance of the Offer and have not withdrawn them for the purposes of receiving payment from the Corporation and transmitting payment to such Shareholders. The undersigned further understands and acknowledges that receipt by the Depositary from the Corporation of payment for such Shares will be deemed to constitute receipt of payment by such Shareholders. Under no circumstances will interest be paid by the Corporation or the Depositary by reason of any delay in paying for any Shares or otherwise.
     The cheque for the Purchase Price for such of the Shares underlying the Preferred Shares as are taken up by the Corporation will be issued to the order of the undersigned and mailed to the address indicated above, unless otherwise indicated in Box E – “Special Payment Instructions”, Box F – “Special Delivery Instructions”, or Box H – “Hold for Pick-Up”. Such payment will be received in Canadian dollars.
     All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this deposit is irrevocable.
     If a share certificate has been lost, stolen or destroyed, this Letter of Transmittal, including Box L – “Lost, Stolen or Destroyed Certificates” should be completed as fully as possible and forwarded to the Depositary, together with a letter describing the loss, theft or destruction and providing a telephone number. The Depositary will respond with the replacement requirements, which includes certain additional documents that must be signed in order to obtain replacement certificate(s) and the payment of the required lost certificate fee.
     By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned and both of you shall be deemed to have required that any contract evidenced by the Offer as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigné, le soussigné et les destinaires sont présumés avoir requis que tout contrat atteste par l’offre et son acceptation par cette envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglais.

BOX A
TYPE OF TENDER

Check only one box. Failure to complete Box A, or if more than one box is checked, will result in the Preferred Shares being tendered pursuant to the Purchase Price Tender.
Preferred Shares are being deposited hereby pursuant to: (check one)

☐	An Auction Tender	☐	A Purchase Price Tender
	(Please complete Box B)		(Please complete Box C)

BOX B
AUCTION TENDER
PRICE (IN CANADIAN DOLLARS) PER VARIABLE
VOTING SHARE OR VOTING SHARE UNDERLYING
THE PREFERRED SHARES BEING DEPOSITED ON
AN AS CONVERTED BASIS
This box MUST be completed if Preferred Shares are being deposited pursuant to an Auction Tender.
Check the appropriate box to indicate the Auction Tender price.
CHECK ONLY ONE BOX.
Failure to specify any price below will result in Preferred Shares being deemed to have been deposited pursuant to a Purchase Price Tender. If you specify more than one price below, you will be deemed to have deposited your Preferred Shares at the lowest applicable price indicated.

IF PORTIONS OF SHAREHOLDINGS ARE BEING DEPOSITED AT DIFFERENT PRICES, YOU MUST SUBMIT A SEPARATE LETTER OF TRANSMITTAL FOR EACH PRICE SPECIFIED (SEE INSTRUCTIONS 5 AND 6)

☐	Cdn$27.70	☐	Cdn$28.90
☐	Cdn$27.80	☐	Cdn$29.00
☐	Cdn$27.90	☐	Cdn$29.10
☐	Cdn$28.00	☐	Cdn$29.20
☐	Cdn$28.10	☐	Cdn$29.30
☐	Cdn$28.20	☐	Cdn$29.40
☐	Cdn$28.30	☐	Cdn$29.50
☐	Cdn$28.40	☐	Cdn$29.60
☐	Cdn$28.50	☐	Cdn$29.70
☐	Cdn$28.60	☐	Cdn$29.80
☐	Cdn$28.70	☐	Cdn$29.90
☐	Cdn$28.80	☐	Cdn$30.00

UNITED STATES SHAREHOLDERS MAY WISH TO REFER TO THE CANADIAN/U.S. DOLLAR EXCHANGE RATES IN THE CIRCULAR UNDER THE HEADING “ACE AVIATION HOLDINGS INC. – PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA”.

BOX C
PURCHASE PRICE TENDER
This box MUST be completed if Preferred Shares are being deposited pursuant to a Purchase Price Tender. Failure to complete either Box B or Box C will result in the Preferred Shares being tendered pursuant to the Purchase Price Tender.
The undersigned either (check one):
☐	is depositing on an as converted basis Preferred Shares beneficially owned by the undersigned, or

☐	is a broker, dealer, bank, trust company or other nominee that is depositing, on an as converted basis, for the beneficial owners thereof, Preferred Shares with respect to which it is the owner of record.

BOX D
ODD LOTS
(See Instruction 8)
To be completed ONLY if Preferred Shares are being deposited by or on behalf of persons beneficially owning Preferred Shares convertible into an aggregate of fewer than 100 underlying Shares as of the close of business on the Expiration Date.
The undersigned either (check one):
☐	will be the beneficial owner of an aggregate of fewer than 100 underlying Shares as of the close of business on the Expiration Date, and all of the Preferred Shares of which I am a beneficial owner are deposited, or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (i) is depositing, for the beneficial owners thereof, Preferred Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner will own an aggregate of fewer than 100 underlying Shares as of the close of business on the Expiration Date and is depositing all its Preferred Shares.

BOX E
SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 4, 7 and 9)
To be completed ONLY if certificates for Preferred Shares not deposited or any Preferred Shares in respect of which any underlying Shares are not purchased and/or the cheque for the purchase price of underlying Shares purchased are to be sent to someone other than the person signing Box J, or to the undersigned at an address other than shown above.

Issue:      ❒ cheque and/or ❒ certificate(s) to:

Name:

(Please Print)

Address:

(Include Postal Code or Zip Code)
(Social Insurance No. or
Taxpayer Identification No. or Social Security No.)

BOX F
SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 4, 7 and 9)
To be completed ONLY if certificates for Preferred Shares not deposited or Preferred Shares in respect of which any underlying Shares are not purchased and/or the cheque for the purchase price of the underlying Shares purchased are to be sent to someone other than the person signing Box J, or to the undersigned at an address other than shown above.
Mail: ❒ cheque and/or ❒ certificate(s) to:

Name:

(Please Print)

Address

(Include Postal Code or Zip Code)

BOX G
JURISDICTION OF RESIDENCE
(Please check the appropriate box)
I/we hereby declare that the registered holder(s) of the certificates deposited hereunder:
❒	IS/ARE

❒	IS NOT/ARE NOT
resident(s) of Canada.

BOX H
HOLD FOR PICK-UP
❒	Hold certificates for Preferred Shares and/or cheques for pick-up.

BOX I
❒	Check here if certificates for deposited Preferred Shares are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary and complete the following:

Name(s) of Registered Owner(s)

Date of Execution of Notice of Guaranteed Delivery

Name of Eligible Institution Which Guaranteed Delivery

BOX J
SHAREHOLDER(S) SIGN HERE
(See Instructions 1 and 7)
Must be duly executed by registered owner(s) exactly as name(s) appear(s) on certificate(s) or on a security position listing or by person(s) authorized to become registered owner(s) by certificate(s) and documents transmitted with this Letter to Transmittal. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other legal representative acting in a fiduciary or representative capacity, please set forth the full title. See Instruction 7.
Shareholders depositing Preferred Shares on an as converted basis pursuant to this Letter of Transmittal will be deemed to have requested that a sufficient number of such Shareholder’s Preferred Shares be converted, to the extent permitted by the terms of the Preferred Shares, as of the Expiration Date for the number of underlying Variable Voting Shares and Voting Shares to be purchased under the Offer, unless a notice of withdrawal in writing is received by the Depositary at the place of deposit of the relevant Shares by the dates specified under “Withdrawal Rights” of the accompanying Circular. In respect of Preferred Shares that are deposited in the Offer, the Corporation will return all Preferred Shares in respect of which underlying Shares are not purchased under the Offer. See “Offer to Purchase — The Offer” of the accompanying Offer to Purchase.

Authorized Signature(s):

(Shareholder(s) or Legal Representative)

(Shareholder(s) or Legal Representative)

Name(s):

Address:

(Include Postal Code or Zip Code)

Area Code and Telephone Number

Canadian Shareholders must provide their Social Insurance No.; U.S. Shareholders must provide their Taxpayer Identification No. or Social Security No.

Date

BOX K
SIGNATURE GUARANTEE
(See Instructions 1 and 7)

Authorized Signature:

(Guarantor)

Name:

(Please Print)

Name of Firm:

Title:

Address:

(Include Postal Code or Zip Code)

Area Code and Telephone Number:

Dated:

BOX L
LOST, STOLEN OR DESTROYED
CERTIFICATES
To be completed ONLY if certificates representing Preferred Shares being deposited have been lost, stolen or destroyed.
The undersigned has either (check one):
❒	lost his or her certificate(s) representing Preferred Shares;

❒	had his or her certificate(s) representing Preferred Shares stolen; or

❒	had his or her certificate(s) representing Preferred Shares destroyed.
If a certificate representing Preferred Shares has been lost, stolen or destroyed, this Letter of Transmittal, including this Box L, must be completed as fully as possible and forwarded, together with a letter describing the loss, theft or destruction and providing a telephone number, to the Depositary. The Depositary will respond with the replacement requirements.

INSTRUCTIONS
Forming Part of the Terms of the Offer
1. Signature Guarantees. No guarantee of a signature is required on this Letter of Transmittal if either:
(a)	this Letter of Transmittal is duly executed by the registered holder of the Preferred Shares deposited with this Letter of Transmittal exactly as the name of the registered holder appears on the share certificate deposited herewith, and payment and delivery are to be made directly to such registered holder and registered holder has not completed either Box E – “Special Payment Instructions” or Box F – “Special Delivery Instructions” above; or

(b)	such Preferred Shares are deposited for the account of a Canadian Schedule 1 chartered bank, a major trust company in Canada, a participating organization of the Toronto Stock Exchange Inc. a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) (each such entity, an “Eligible Institution”). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.
     In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal by completing Box K – “Signature Guarantee”. See Instruction 6 in this Letter of Transmittal.
2. Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures. Certificates for all physically deposited Preferred Shares together with a properly completed and duly executed Letter of Transmittal or facsimile thereof, and any other documents required by this Letter of Transmittal, should be hand delivered, couriered or mailed to the Depositary at the appropriate address set forth herein and must be received by the Depositary by the Expiration Date (as defined in the Offer to Purchase).
     Shareholders whose certificates are not immediately available or who cannot deliver certificates for Preferred Shares and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date, may only deposit their Preferred Shares by or through any Eligible Institution by properly completing and duly executing and delivering a Notice of Guaranteed Delivery substantially in the form provided (or an executed facsimile thereof) by the Corporation through the Depositary (indicating the type of deposit and, in the case of an Auction Tender, the price at which Shares underlying the Preferred Shares are being deposited) to the Depositary by the Expiration Date, which must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery, and by otherwise complying with this guaranteed delivery procedure as set forth in the Circular under “Procedure for Depositing Shares – Guaranteed Delivery”. Pursuant to such guaranteed delivery procedure, the certificates for all physically deposited Preferred Shares, as well as a properly completed and duly executed Letter of Transmittal (or a manually executed photocopy thereof), relating to such Preferred Shares, with signatures guaranteed if so required in accordance with this Letter of Transmittal, and all other documents required by this Letter of Transmittal, must be received by the Montreal (Québec) or the Toronto (Ontario) office of the Depositary before 5:00 p.m. (Montreal time) on or before the third trading day on the Toronto Stock Exchange after the Expiration Date. See “Procedure for Depositing Shares” in the Circular.
     The Notice of Guaranteed Delivery may be hand delivered, couriered, mailed or transmitted by facsimile transmission to the Toronto (Ontario) office of the Depositary listed in the Notice of Guaranteed delivery, and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.
     The tender information specified in a Notice of Guaranteed Delivery by a person completing such Notice of Guaranteed Delivery will, in all circumstances, take precedence over the tender information that is specified in the related Letter of Transmittal that is subsequently deposited.
     The method of delivery of all documents, including certificates for Preferred Shares, is at the election and risk of the depositing Shareholder. Delivery is only effective upon receipt by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Shareholders whose

Preferred Shares are registered in the name of an investment dealer, stock broker, commercial bank, trust company or other nominee should contact such persons for assistance in depositing their Preferred Shares. In all cases, sufficient time should be allowed to ensure timely delivery in advance of the Expiration Date.
     The Corporation will not purchase any fractional Shares underlying the Preferred Shares deposited, nor will it accept any alternative, conditional or contingent deposits except as specifically permitted by the Circular. All depositing Shareholders, by execution of this Letter of Transmittal (or a manually executed photocopy of it), waive any right to receive any notice of the acceptance of their deposit.
3. Inadequate Space. If the space provided in the box captioned “Description of Shares Deposited” is inadequate, the certificate numbers and/or the number of Preferred Shares should be listed on a separate signed schedule and attached to this Letter of Transmittal.
4. Partial Deposits and Unpurchased Preferred Shares. If fewer than all of the Preferred Shares evidenced by any certificate are to be deposited, fill in the number of Preferred Shares which are to be deposited in the box entitled “Number of Preferred Shares Deposited”. In such case, if any Shares underlying the Preferred Shares deposited are purchased, a new certificate for the remainder of the Preferred Shares evidenced by the old certificate(s) will be issued and sent to the registered holder, unless otherwise specified in Box E – “Special Payment Instructions” or Box F – “Special Delivery Instructions” on this Letter of Transmittal, as soon as reasonably practicable after the Expiration Date. All Preferred Shares represented by the certificate(s) listed and delivered to the Depositary are deemed to have been deposited unless otherwise indicated.
5. Indication of Type of Tender. To deposit Preferred Shares the Shareholder must complete Box A – “Type of Tender” on this Letter of Transmittal or, if applicable, on the Notice of Guaranteed Delivery, indicating whether he or she is depositing Preferred Shares pursuant to an Auction Tender (Box B) or a Purchase Price Tender (Box C). Either Box B or Box C must be checked. All Preferred Shares deposited by a Shareholder and which have not been withdrawn, who fails to specify any Auction Tender price for the Shares underlying their deposited Preferred Shares or fails to indicate that they have deposited their Preferred Shares pursuant the Purchase Price Tender will be considered to have deposited their Preferred Shares pursuant to the Purchase Price Tender. The same Preferred Shares cannot be deposited, unless previously properly withdrawn as provided in the Offer to Purchase, pursuant to both an Auction Tender and a Purchase Price Tender or pursuant to Auction Tenders at more than one price. However, if a Shareholder desires to deposit Preferred Shares in separate lots at a different type of tender for each lot, such Shareholder must complete a separate Letter of Transmittal or, if applicable, a Notice of Guaranteed Delivery for each lot which the Shareholder is depositing.
6. Indication of Tender Price of Shares underlying the Preferred Shares being Deposited. For Preferred Shares to be properly deposited pursuant to an Auction Tender, the Shareholder must complete Box B – “Auction Tender Price (in Canadian Dollars) per variable Voting Share and Voting Share underlying the Preferred Shares Being Deposited on an As Converted Basis” on this Letter of Transmittal indicating the tender price per underlying Share (in increments of $0.10 per underlying Share) in Canadian dollars. A Shareholder wishing to deposit portions of his or her Preferred Shares pursuant to Auction Tenders at different prices for the underlying Shares must complete a separate Letter of Transmittal for each price at which he or she wishes to deposit each such portion of his or her Shares underlying the Preferred Shares. The same Preferred Shares cannot be deposited pursuant to Auction Tenders (unless previously withdrawn as provided in the Offer to Purchase under “Withdrawal Rights”) at more than one price for the underlying Shares. No price can be specified by Shareholders making a Purchase Price Tender. In order to properly deposit Preferred Shares, one price, and only one price, under “Auction Tender Price (in Canadian dollars) per variable Voting Share and Voting Share Underlying the Preferred Shares Being Deposited on an As Converted Basis” on each Letter of Transmittal must be checked if an Auction Tender is selected as the type of tender election. Any Preferred Shares tendered as an Auction Tender without a price indicated for the underlying Shares in the appropriate box in the Letter of Transmittal will be deemed to be a Purchase Price Tender. Any Preferred Shares tendered as an Auction Tender with more than one price indicated for the underlying Shares will be deemed to have been tendered at the lowest applicable price indicated.
7. Signatures on Letter of Transmittal, Stock Power and Endorsements.
(a)	If Box J in this Letter of Transmittal is signed by the registered owner(s) of the Preferred Shares deposited hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate without any change whatsoever.
(b)	If the Preferred Shares are registered in the names of the two or more joint owners, each such owner must sign in Box J in this Letter of Transmittal.

(c)	If any deposited Preferred Shared are registered in different names on several certificates, it will be necessary to complete, sign, and submit as many separate Letters of Transmittal as there are different registrations of certificates.

(d)	When this Letter of Transmittal is duly executed by the registered owner(s) of the Preferred Shares listed and transmitted hereby, no endorsements of certificate(s) representing such Preferred Shares or separate stock powers are required unless payment is to be made, or the certificates for Preferred Shares not deposited or for Preferred Shares in respect of which any underlying Shares are not purchased are to be issued, to a person other than the registered owners. Any signature(s) required on such certificates or stock powers must be guaranteed by an Eligible Institution. If this Letter of Transmittal is duly executed by a person other than the registered owner of the certificate(s) listed, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificate, and signatures on such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. An ownership declaration, which can be obtained from the Depositary, must also be completed and delivered to the Depositary. See Instruction 1 in this Letter of Transmittal.

(e)	If this Letter of Transmittal or any certificates or stock powers are duly executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or any other legal representative acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Corporation or the Depositary of their authority to so act.
8. Odd Lots. As described in the Offer to Purchase under “Number of Shares and Pro ration”, if the Corporation is to purchase less than all Shares deposited by the Expiration Date, the Shares purchased first will consist of all Shares so deposit by any Shareholder who will own beneficially, as of the close of business on the Expiration Date, an aggregate of fewer than 100 Shares and who deposits all of his or her Shares under Auction Tenders at or below the Purchase Price or under Purchase Price Tenders. This preference will not be available unless Box D – “Odd Lots” is completed.
9. Special Payment and Delivery Instruction. If certificates for Preferred Shares not deposited or for Preferred Shares in respect of which any underlying Shares are not purchased under the Offer and/or cheques are to be issued in the name of a person other than the signer of the Letter of Transmittal, or if such certificates and/or cheques are to be sent to someone other than the signer of the Letter of Transmittal or to the signer at a different address, Box E – “Special Payment Instructions and/or Box F – “Special Delivery Instructions” must be completed.
10. Order of Purchase in Event of Pro ration. Shareholders may designate the order in which their Shares are to be purchased in the event of pro ration. The order of purchase may have an effect on the U.S. federal income tax classification of any gain or loss on the Shares purchased.
11. Irregularities. All questions as to the number of underlying Shares to be taken up, the price to be paid therefore, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any underlying Shares, will be determined by the Corporation, in its sole discretion, and will be final and binding on all parties. The Corporation reserves the absolute right to reject any or all deposits of Preferred Shares determined by it in its sole discretion not to be in proper form nor completed in accordance with the instructions herein and in the Offer or the acceptance of underlying Shares for payment of, or payment for, which may, in the opinion of the Corporation’s counsel, be unlawful under the laws of any jurisdiction. The Corporation also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in any deposit of Preferred Shares. No deposit of Preferred Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. None of the Corporation, the Dealer Managers, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in deposits or incur any liability for failure to give any such notice. The Corporation’s interpretation of the terms and conditions of the Offer (including this Letter of Transmittal and the Notice of Guaranteed

Delivery) will be final and binding.
12. Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to the Depositary or the Dealer Managers at their addresses and telephone and facsimile numbers set forth herein. Additional copies of the Offer to Purchase, the Circular and this Letter of Transmittal and copies of the Notice of Guaranteed Delivery may be obtained from the Depositary or from your local broker, dealer, commercial bank, or trust company.
13. Governing Law. The Offer and any agreement resulting from the acceptance of the Offer will be construed in accordance with and governed by the law of the Province of Québec and the laws of Canada applicable therein.
IMPORTANT: This Letter of Transmittal or a manually signed photocopy of it (together with certificates for Preferred Shares and all other required documents) or the Notice of Guaranteed Delivery, where applicable, must be received by the Depositary on or before the Expiration Date.
PRIVACY NOTICE
CIBC Mellon Trust Company is committed to protecting your personal information. In the course of providing services to you and our corporate clients, we receive non-public personal information about you — from transactions we perform for you, forms you send us, other communications we have with you or your representatives, etc. This information could include your name, address, social insurance number, securities holdings and other financial information. We use this to administer your account, to better serve your and our clients’ needs and for other lawful purposes relating to our services. We have prepared a Privacy Code to tell you more about our information practices and how your privacy is protected. It is available at our Web site, cibcmellon.com, or by writing us at 2001, University Street, suite 1600, Montreal, Québec, H3A 2A6. CIBC Mellon Trust Company will use the information you are providing on this form in order to process your request and will treat your signature(s) on this form as your consent to the above.
IMPORTANT U.S. FEDERAL INCOME TAX INFORMATION
Under U.S. federal income tax law, a Shareholder that disposes of Shares pursuant to the Offer may be subject to backup withholding tax (currently imposed at a rate of 28%) on amounts received pursuant to the Offer. Backup withholding tax is not an additional tax. A Shareholder subject to the backup withholding tax rules will be allowed a credit of the amount withheld against such Shareholder’s U.S. federal income tax liability and, if backup withholding tax results in an overpayment of U.S. federal income tax, such Shareholder may be entitled to a refund, provided that the requisite information is correctly furnished to the Internal Revenue Service (the “IRS”) in a timely manner.
U.S. Shareholders
To prevent backup withholding tax with respect to payments made to a U.S. Shareholder pursuant to the Offer, the U.S. Shareholder should timely notify the Depositary of the U.S. Shareholder’s taxpayer identification number (“TIN”) by completing an IRS Form W-9 (available from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS website at http://www.irs.gov). If the Depositary is not timely provided with the U.S. Shareholder’s correct TIN, such U.S. Shareholder may be subject to a $50 penalty imposed by the IRS and payments that are made to such U.S. Shareholder pursuant to the Offer may be subject to backup withholding.
Certain U.S. Shareholders (including, among others, all corporations) are not subject to the backup withholding requirements described in the previous paragraph. To avoid possible erroneous backup withholding, a U.S. Shareholder that is exempt from backup withholding should complete an IRS Form W-9 by providing its correct TIN, signing and dating the form, and checking the “Exempt payee” box on the form.
Non-U.S. Shareholders
A Shareholder who is not a U.S. person for U.S. federal income tax purposes should submit to the Depositary the appropriate IRS Form W-8. Generally, a foreign individual or a foreign corporation that is not a pass-through entity for U.S. federal income tax purposes and is not engaged in a trade or business within the U.S. would provide an IRS Form W-8BEN. A foreign entity that is a pass-through entity for U.S. federal income tax purposes and is not engaged in a trade or business within the U.S. generally would provide an IRS Form W-8BEN and/or an IRS Form W-8IMY (which may require additional IRS Forms W-8BEN for each of its beneficial owners), depending on its particular circumstances. A foreign individual or a foreign entity that is engaged in a trade or business within the U.S. may be required to provide an IRS Form W-8ECI. Such IRS Forms W-8 will be provided to you by the Depositary upon request.
All Shareholders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and information reporting requirements and to determine which IRS Form should be used to avoid backup withholding.